Exhibit 10.4(b)
FIRST AMENDMENT
OF
U.S. BANCORP 2007 STOCK INCENTIVE PLAN
     The U.S. Bancorp 2007 Stock Incentive Plan (the “Plan”) is amended in the following respects:
1. SPECIFIED EMPLOYEE. Effective for determinations of who is a specified employee on and after January 1, 2009, Section 2(dd) shall be amended to read as follows:
     (dd) “Specified Employee” shall mean an employee who is a specified employee for purposes of Code Section 409A as defined in the separate document entitled “U.S. Bank Specified Employee Determination.”
2. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan shall continue in full force and effect.